Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Visualant, Inc., of our report dated January 13, 2014 to the consolidated financial statements of Visualant, Inc. as of September 30, 2013 and 2012, and the related statements of operations, stockholders' equity, and cash flows for years September 30, 2013 and 2012. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ PMB Helin Donovan, LLP

Seattle, Washington

January 24, 2014